                                                                     Exhibit 5.1

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.ogfrwlaw.com

    WRITER'S DIRECT DIAL                                 NEW JERSEY OFFICE
        212-451-2289                                       WATERVIEW PLAZA
   WRITER'S EMAIL ADDRESS                             2001 ROUTE 46, SUITE 202
     AWF@OGFRLAW.COM                                PARSIPPANY, NEW JERSEY 07054
                                                           (973) 541-1999
                                                    FACSIMILE (973) 541-9129

                                 March 22, 2004

Del Global Technologies Corp.
One Commerce Park
Valhalla, New York  10595

                    Re:   Del Global Technologies Corp.
                          ----------------------------

Ladies and Gentlemen:

          We have acted as counsel to Del Global  Technologies Corp., a New York corporation (the  "Company"),  in connection with the filing of its registration statement  on Form S-3 (the  "Registration  Statement")  relating  to  1,000,000 shares (the "Shares") of its common stock, $.01 par value per share (the "Common
Stock"),  of which 1,000,000 shares represent Common Stock underlying  warrants, as more particularly described in the Registration Statement.

          We advise you that we have examined  originals or copies  certified or otherwise  identified to our  satisfaction of the  Registration  Statement,  the
Prospectus  forming  a part  thereof  (the  "Prospectus"),  the  Certificate  of
Incorporation,  By-laws and corporate proceedings of the Company, and such other documents,  instruments and certificates of officers and  representatives of the
Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the conformity to original  documents of documents  submitted to us as certified or photostatic copies.

          Based upon the foregoing,  we are of the opinion that the Shares, when issued,  will be duly and validly  issued and upon payment of the exercise price of the warrants, will be fully paid and non-assessable.

          We  express  no  opinion  as to  any  laws  other  than  the  Business
Corporation  Law of the  State of New York and the  federal  laws of the  United
States of America.

Del Global Technologies Corp.
March 22, 2004

          We hereby  consent to the filing of this  opinion as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal Matters" in the Prospectus.

                           Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                              OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP